EXHIBIT 99.2

Contact:      W. Douglas Benn
                      Chief Financial Officer
                      (770) 399-9595

RARE HOSPITALITY INTERNATIONAL ANNOUNCES NEW $30 MILLION
SHARE REPURCHASE PLAN AUTHORIZED BY BOARD OF DIRECTORS

______________________________

COMPLETES NEW REVOLVING CREDIT FACILITY

ATLANTA (July 22, 2005) — RARE Hospitality International, Inc. (NASDAQ: RARE), today announced that its Board of Directors has authorized the repurchase of up to an additional $30 million of the Company’s outstanding common stock from time-to-time through May 1, 2007. The new share-repurchase authorization supplements the $29 million authorization made earlier this year, which also expires on May 1, 2007.

        RARE also announced that it has renegotiated its revolving credit facility, to extend the facility’s maturity through July 22, 2010, and improve its costs and terms. The total amount that the Company may borrow under the new facility remains at $100 million, and there were no amounts outstanding under the existing credit facility at the end of the Company’s second quarter on June 26, 2005.

        RARE Hospitality International, Inc. currently owns, operates and franchises 282 restaurants, including 230 LongHorn Steakhouse restaurants, 28 Bugaboo Creek Steak House restaurants and 22 Capital Grille restaurants.

-END-